Exhibit 99.1
 Planet Fitness, Inc. Announces Proposed Recapitalization Transaction

Hampton, NH, November 12, 2019 - Planet Fitness, Inc. (NYSE:PLNT) (together with its subsidiaries, the “Company”) today announced that certain of its subsidiaries intend to complete a recapitalization transaction, which will include the issuance of a new series of securitized debt under their existing securitized financing facility.

•	The Company had approximately $1.2 billion of outstanding debt under its existing securitized financing facility as of September 30, 2019.

•	The Company intends to issue $550,000,000 Series 2019-1 Fixed Rate Senior Secured Notes, Class A-2 (the “Notes”).

•	The net proceeds of the securitized financing facility are expected to be used:

◦	to pay the transaction costs and fund the reserve accounts associated with the securitized financing facility, and

◦	for working capital purposes and for general corporate purposes, which may include a return of capital to the Company’s equityholders.
The consummation of the offering is subject to market and other conditions and is anticipated to close in the fourth quarter of 2019. However, there can be no assurance that the Company will be able to successfully complete the recapitalization transaction on the terms described or at all.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2019, Planet Fitness had more than 14.1 million members and 1,899 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama and Mexico. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements can be identified by words such as “intend,” “expect,” “anticipate,” “may,” “will” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding its ability to successfully complete the recapitalization transaction. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results to differ materially include risks and uncertainties associated with the Company’s ability to consummate the recapitalization transaction on terms acceptable to the Company or at all, capital markets conditions, the Company’s substantial increased indebtedness as a result of the transaction and its ability to incur additional indebtedness or refinance that indebtedness in the future, the Company’s future financial performance and the Company’s ability to pay principal and interest on its indebtedness, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, the Company’s corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.